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                [LETTERHEAD OF VENTURE LAW GROUP APPEARS HERE]


                               VENTURE LAW GROUP
                           A Professional Corporation
                              2800 SAND HILL ROAD
                             MENLO PARK, CA  94025

                                 June 12, 1996
CONNECT, Inc.
515 Ellis Street
Mountain View, CA  94043-2242

     Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1(the "Registration Statement") to be filed by you with the Securities and Exchange Commission on June 13, 1996 in connection with the registration under the Securities Act of 1933, as amended, of 2,875,000 shares of your Common Stock (the "Shares"). The Shares include an over-allotment option to purchase 375,000 shares granted to the underwriters and are to be sold to the underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                 Very truly yours,

                                 VENTURE LAW GROUP
                                 A Professional Corporation

                                   /s/ VENTURE LAW GROUP
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DMK